THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS PURSUANT TO SEC RULE 144 OR UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND THE SECURITIES LAWS OF ANY STATE COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND THE SECURITIES LAWS OF ANY STATE.

PROMISSORY NOTE
22-MONTH TERM
22% INTEREST RATE

$5,000,000.00 **February 15, 2019**

FOR VALUE RECEIVED, the undersigned, **FTE NETWORKS, INC.**, inclusive of all affiliates and subsidiaries (the "Maker". See Exhibit A.) promises to pay to the order of **LEOGROUP PRIVATE INVESTMENT ACCESS, LLC** (the "Holder"), and their assigns, Five Million and 00/100 DOLLARS ($5,000,000.00) by December 15, 2020 (the "Maturity Date").

To secure the payment or performance, as the case may be, in full of the obligations under this Note, Maker has granted a security interest to the Holder in ALL assets of the Maker subject to ant perfected liens that exist prior to the date of this Note. Maker further grants Holder the right to make any and all UCC filings necessary to properly perfect the security interest granted herein.

Any personal guarantees to be attached and made part of this Note are referenced in Exhibit B and are hereby made part of this agreement.

Section 1. Monthly Payments of Principal and Interest.

A. Generally. Maker promises to pay the principal sum of Five Million and 00/100 Dollars ($5,000,000.00), together with interest thereon at the rate of twenty-two percent (22%) per annum from February 15, 2019, until paid, in installments of principal and interest as follows: twenty-one (21) consecutive monthly installments of Two Hundred Seventy Eight Thousand Two Hundred Twenty Eight and 10/100 Dollars ($278,228.10), and one (1) final installment payment of Two Hundred Seventy Eight Thousand Two Hundred Twenty Eight and 25/100 Dollars ($278,228.25). Payments commence on March 15, 2019, and thereafter on the dates specified in the amortization scheduled hereto attached as Exhibit C.

B. Default Rate. Notwithstanding the foregoing provisions of this Section 1, but subject to applicable law, if any installment of principal and interest, or portion thereof, is not paid when

due, the outstanding installment of principal and interest, or portion thereof, shall accrue additional interest at the rate of twelve percent (12%) per annum, compounding monthly, from the date such payment was due. Interest shall be calculated on an actual / 365 day basis.

C. No Usurious Interest. In the event that any interest rate(s) provided for in this Section 1 shall be determined to be unlawful, such interest rate(s) shall be computed at the highest rate permitted by applicable law. Any payment by the Maker of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of this Note without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to the Maker.

Section 2. Fees. See Exhibit D.

Section 3. Repayment of Principal Amount. The principal amount of this Note (together with all accrued and unpaid interest, if any) shall be paid pursuant to the Payment Schedule such that the entire Note shall be repaid by the Maturity Date.

Section 4. Prepayment. This Note may only be prepaid in whole on any of the installment dates listed in Exhibit C. For the avoidance of doubt, any pre-payments of the balance due on the installment dates will be for the then balance of the loan on the installment date in which full repayment is made.

Section 5. Forms of Payment. The payment or prepayment of the principal amount under this Note shall be payable in lawful money of the United States of America by check or by wire transfer to an account specified in writing by the Holder. Any payment under this Note shall be applied pursuant to the Payment Schedule. If any payments are made that differ from the Payment Schedule, such payments shall first be applied to sums due under this Note other than principal and interest, second to accrued interest (limited to accrued interest on the amount prepaid in the case of any prepayment of principal hereunder) and third to any principal amount outstanding under this Note.

Section 6. Events of Default. The occurrence and continuation for any reason whatsoever of any of the following events shall constitute an "Event of Default":

(a) Failure by the Maker to observe, perform or comply with any covenant or condition and the same shall not be cured within five (5) business days after written notice from Holder to Maker or a longer period if set forth in the notice from Holder or by written agreement of the parties;

(b) The Maker shall fail to make payment of any principal on this Note when the same shall become due and payable and the same shall not be cured within five (5) business days after written notice from Holder to Maker or a longer period if set forth in the notice from Holder or a longer period if agreed to by the parties;

(c) The Maker shall fail to make payment of any accrued and unpaid interest under this Note within ten (10) business days after the same shall have become due and payable if the same shall not be cured within five (5) business days after written notice from Holder to Maker or a longer period if set forth in the notice from Holder or a longer period if agreed to by the parties,; or the Maker shall fail to make any payment of any fees due and payable hereunder within ten (10)

business days after written demand therefor from Holder if the same shall not be cured within five (5) business days after written notice from Holder to Maker or a longer period if set forth in the notice from Holder or a longer period if agreed to by the parties;

(d) The Maker shall (i) fail to keep in full force and effect its existence as a limited liability company, (ii) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (iii) admit in writing its inability to pay its debts as they mature, (iv) make a general assignment for the benefit of creditors, (v) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or (vi) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or corporate action shall be taken for the purpose of effecting any of the foregoing;

(e) There shall be filed against Maker an involuntary petition seeking reorganization of the Maker or the appointment of a receiver, trustee, custodian or liquidator of the Maker, or a substantial part of Maker's assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect and such involuntary petition shall not have been dismissed within ninety (90) days thereof.

Section 7. Rights upon Event of Default. If an Event of Default described in Section 6 has occurred and is continuing and if the same shall not be cured within five (5) business days after written notice from Holder to Maker or a longer period if set forth in the notice from Holder or a longer period if agreed to by the parties,, the Holder, at their option, may declare the aggregate principal amount of this Note, together with all accrued and unpaid interest thereon, immediately due and payable (except in the case of an Event of Default under paragraphs (d) or (e) of Section 6, in which event the aggregate principal amount of this Note, together with all accrued and unpaid interest thereon, shall automatically become due and payable).

Section 8. Suits for Enforcement.

A. Upon the occurrence of an Event of Default by Maker, the Holder of this Note may proceed to protect and enforce his rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holder of this Note.

B. If it is determined by a court of competent jurisdiction that Maker has breached this Note and after all avenues of appeal on such decision have been exhausted by Maker, Maker agrees to pay the Holder on demand all costs of collection and enforcement of this Note and the Pledge Agreement, including, without limitation, reasonable attorney's fees and expenses and all court costs.

Section 9. Transferability. Holder shall not be entitled to assign, transfer, hypothecate or otherwise convey this Note and its related rights to any person or entity without the consent of the Maker.

Section 10. Information Rights. The Maker agrees to provide Holder, at Holder's request, financial information on a monthly basis no later than five (5) business days after the end of any calendar month.

Section 11. Miscellaneous.

A. Unconditional Obligation; Waivers. Maker hereby waives presentment and demand for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit and diligence in taking any action to collect any amount called for under this Note, and shall be directly and primarily liable for the payment of all amounts owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder. No waiver of any provision of this Note made by agreement of the Holder and any other person shall constitute a waiver of any other terms hereof, or otherwise release or discharge the liability of the Maker under this Note. No failure to exercise and no delay in exercising, on the part of the Holder, any right, power or privilege under this Note shall operate as a waiver thereof nor shall partial exercise of any right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

B. Notices and Addresses. Any notice, demand, request, waiver, or other communication under this Note shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

To Maker:

FTE Networks, Inc. / Benchmark Builders
c/o Anthony Sirotka, Interim CEO
237 West 35th Street, Suite 901
New York, NY 10001

To Holder:

LeoGroup Private Investment Access, LLC
c/o Matthew J. Allain, Manager
100 Wood Avenue South, #209
Iselin, NJ 08830

C. Severability; Binding Effect. Any provision of this Note which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Note or affecting the validity or unenforceability of any of the terms and provisions of this Note in any other jurisdiction. This Note shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Neither this Note nor any rights or obligations hereunder may be assigned by the Maker.

D. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. The Holder and the Maker agree that any and all disputes about or involving the interpretation, construction, performance or breach of this Note, shall be brought in the state or federal courts of Delaware and each agree to exclusive personal jurisdiction and venue in the state and federal courts of Delaware. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

E. Amendment. This Note can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Note signed by the Maker, in the case of an amendment, supplement, modification or waiver sought to be enforced against the Maker, or by the Holder, in the case of an amendment, supplement, modification or waiver sought to be enforced against the Holder.

F. Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, this Note has been executed and delivered as of the date specified above.

FTE NETWORKS, INC. (See also Exhibit A)

By: ______________________________

Name: Anthony Sirotka

Title: CEO

LEOGROUP PRIVATE INVESTMENT ACCESS, LLC

By: ______________________________
Name: Matthew J. Allain
Title: Manager

EXHIBIT A

Additional Maker Addendum to Loan Agreement

Parties

Holder	LeoGroup Private Investment Access, LLC
Original Maker	FTE NETWORKS, INC / EIN: 81-0438093 / 999 Vanderbilt Beach Road, Suite 601 Naples FL 34108
Additional Maker(s)	*FTE HOLDINGS, LLC / EIN: 32-0442201 / 999 Vanderbilt Beach Road, Suite 601 Naples FL 34108* *JUS-COM, INC DBA: FTE Network Services / EIN: 37-1759531 / 999 Vanderbilt Beach Road, Suite 601 Naples FL 34108* *FOCUS VENTURE PARTNERS, INC / EIN: 45-4902303 / 999 Vanderbilt Beach Road, Suite 601 Naples FL 34108* *BENCHMARK BUILDERS, INC. / EIN: 30-0459205 / 237 West 35th Street, Suite 901 New York, NY 10001* *CROSSLAYER, INC. / EIN: 35-2585330 / 999 Vanderbilt Beach Road, Suite 601 Naples FL 34108* *OPTOS CAPITAL PARTNERS / EIN: 26-241792 / 999 Vanderbilt Beach Road, Suite 601 Naples FL 34108* *FOCUS FIBER SOLUTIONS, LLC / EIN: 27-3750765 / 999 Vanderbilt Beach Road, Suite 601 Naples FL 34108* *UBIQ COMMUNICATIONS, LLC / EIN: 32-0441826 / 999 Vanderbilt Beach Road, Suite 601 Naples FL 34108*

This Additional Maker Addendum to Loan Agreement ("Addendum") is entered into by and among the above referenced Parties and amends that certain Loan Agreement between Holder and Original Maker dated 02/15/2019 (the "Loan Agreement").

Each Additional Maker desires to enter into the Loan Agreement and to agree to all of the terms of the Loan Agreement, so that they will all fully apply to such Additional Maker to the same extent as if the Additional Maker had executed the Loan Agreement itself. Therefore, each of the Parties agree as follows:

1. Each Additional Maker is fully bound by all of the terms, conditions, representations, warranties and covenants of the Agreement. The Loan Agreement is fully incorporated into this Addendum by reference, and binds and inures to the benefit of each of the Parties hereto, and all of their heirs, successors and assigns, the same as if such Additional Maker had signed the Loan Agreement. All references to "Maker" in the Loan Agreement mean individually, collectively and interchangeably the Original Maker and each Additional Maker. Notwithstanding the foregoing, the Parties acknowledge that the initial Daily Amount established in the Loan Agreement is based on the average monthly sales of the Original Maker only.

2. Each Additional Maker agrees to and enters into the Loan Agreement as a Maker. The obligation of each Maker is joint and several. Any default by a Maker under the Loan Agreement shall constitute a default of every Maker under the Loan Agreement. Each Maker hereby guarantees the prompt performance of the obligations of the other Makers under the Loan Agreement. Holder may file suit against, or otherwise seek to collect receipt of the Amount Sold from any Maker without the necessity of Holder first seeking to collect payment from the any other Maker or other party that may be liable for the obligations created by the Loan Agreement.

3. The Original Maker has received the Loan proceeds on behalf of itself and the Additional Makers. The Loan proceeds shall be allocated among the Makers in such amount as they may agree upon, but each shall have an undivided interest in the entire Loan proceeds. Each Additional Maker is an affiliate that controls, is controlled by, or under common control with, the Original Maker. The Additional Makers agree that joining in the loan by signing this Addendum is in the mutually beneficial interest of all Makers.

4. The Parties acknowledge that each Additional Maker may maintain separate bank accounts.

5. Any notice to an Additional Maker in connection with the Loan Agreement or this Addendum may be given to Original Maker on behalf of such Additional Maker in the manner set forth in the Loan Agreement.

By their signatures below the Parties agree to be bound by this Addendum.

Holder

LeoGroup Private Investment Access, LLC

Matthew J. Allain

By: Matthew J. Allain

Title: Manager

Original Maker

FTE NETWORKS, INC

By: ______________________

Title: CEO

Additional Maker(s)

FTE HOLDINGS, LLC

By: ______________________

Title: CEO

Business Address: 999 Vanderbilt Beach Naples FL 34108

JUS-COM, INC DBA: FTE Network Services

By: ______________________

Title: CEO

Business Address: 999 Vanderbilt Beach Naples FL 34108

FOCUS VENTURE PARTNERS, INC

By: ______________________

Title: CEO

Business Address: 999 Vanderbilt Beach Naples FL 34108

BENCHMARK BUILDERS, INC.

By:

Title: CEO

Business Address: 999 Vanderbilt Beach Blvd
Naples, FL 34108

CROSSLAYER, INC.

By:

Title: CEO

Business Address: 999 Vanderbilt Beach
Naples, FL 34108

OPTOS CAPITAL PARTNERS

By:

Title: CEO

Business Address: 999 Vanderbilt Beach
Naples, FL 34108

FOCUS FIBER SOLUTIONS, LLC

By:

Title: CEO

Business Address: 999 Vanderbilt Beach
Naples, FL 34108

UBIQ COMMUNICATIONS, LLC

By:

Title: CEO

Business Address: 999 Vanderbilt Beach
Naples, FL 34108

CONSENT AND REAFFIRMATION OF GUARANTOR

Each undersigned guarantor ("Guarantor") hereby reaffirms the Personal Guaranty of Performance ("Guaranty") provided for the benefit of the Holder in pursuant to which Guarantor guaranteed to Holder the prompt and complete performance of all of the Maker's obligations under the Loan Agreement. Each Guarantor consents to the addition of the Additional Makers as contemplated by this Addendum and agrees that, as used in the Guaranty, "Maker" means individually, collectively and interchangeably the Original Maker and each Additional Maker.

Guarantor: Anthony Sirotka

Signature:

EXHIBIT B

PERSONAL GUARANTEE

The following individual is hereby named guarantor of the agreement to which this Exhibit is attached (hereinafter "Guarantor"):

Anthony Sirotka

The Guarantor does hereby personally guarantee the performance with regard to the attached Promissory Note (hereinafter "Agreement") by and between **FTE NETWORKS, INC.**, inclusive of all affiliates and subsidiaries (the "Maker". See Exhibit A.) promises to pay to the order of **LEOGROUP PRIVATE INVESTMENT ACCESS, LLC** (the "Holder") dated February 15, 2019.

In the event the Maker fails to make any payment to the Holder, or fails to perform in any manner with regard to said Agreement between the two entities, the Guarantor does hereby promise to make all payments to the Holder in the same manner as if the Guarantor was the Maker of said Agreement.

IN WITNESS WHEREOF, this personal guaranty is entered into on the date signed herein:

GUARANTORS:

Guarantor ______________________
Anthony Sirotka
Interim CEO of FTE Networks, Inc.
237 West 35th Street, Suite 901
New York, NY 10001

Date 2.19.19

HOLDER:

By: ______________________
Matthew J. Allain, Manager

02-19-2019
Date

EXHIBIT C

PAYMENT SCHEDULE

#	Due Date	Total Payment	Interest	Principal	Balance
					$ 5,000,000.00
1	Mar 15, 2019	$278,228.10	$ 91,666.67	$186,561.43	$ 4,813,438.57
2	Apr 15, 2019	$278,228.10	$ 88,246.37	$189,981.73	$ 4,623,456.84
3	May 15, 2019	$278,228.10	$ 84,763.38	$193,464.72	$ 4,429,992.12
4	Jun 15, 2019	$278,228.10	$ 81,216.52	$197,011.58	$ 4,232,980.54
5	Jul 15, 2019	$278,228.10	$ 77,604.64	$200,623.46	$ 4,032,357.08
6	Aug 15, 2019	$278,228.10	$ 73,926.55	$204,301.55	$ 3,828,055.53
7	Sep 15, 2019	$278,228.10	$ 70,181.02	$208,047.08	$ 3,620,008.45
8	Oct 15, 2019	$278,228.10	$ 66,366.82	$211,861.28	$ 3,408,147.17
9	Nov 15, 2019	$278,228.10	$ 62,482.70	$215,745.40	$ 3,192,401.77
10	Dec 15, 2019	$278,228.10	$ 58,527.37	$219,700.73	$ 2,972,701.04
11	Jan 15, 2020	$278,228.10	$ 54,499.52	$223,728.58	$ 2,748,972.46
12	Feb 15, 2020	$278,228.10	$ 50,397.83	$227,830.27	$ 2,521,142.19
13	Mar 15, 2020	$278,228.10	$ 46,220.94	$232,007.16	$ 2,289,135.03
14	Apr 15, 2020	$278,228.10	$ 41,967.48	$236,260.62	$ 2,052,874.41
15	May 15, 2020	$278,228.10	$ 37,636.03	$240,592.07	$ 1,812,282.34
16	Jun 15, 2020	$278,228.10	$ 33,225.18	$245,002.92	$ 1,567,279.42
17	Jul 15, 2020	$278,228.10	$ 28,733.46	$249,494.64	$ 1,317,784.78
18	Aug 15, 2020	$278,228.10	$ 24,159.39	$254,068.71	$ 1,063,716.07
19	Sep 15, 2020	$278,228.10	$ 19,501.46	$258,726.64	$ 804,989.43
20	Oct 15, 2020	$278,228.10	$ 14,758.14	$263,469.96	$ 541,519.47
21	Nov 15, 2020	$278,228.10	$ 9,927.86	$268,300.24	$ 273,219.23
22	Dec 15, 2020	$278,228.25	$ 5,009.02	$273,219.23	$ 0.00

EXHIBIT D

FEES

The followings fees shall be paid at closing:

1. 3.25% of the principal amount borrowed, or $162,500 shall be paid to Matthew J. Allain. This is not a placement fee. Mr. Allain provided additional, valuable services for which this payment has been earned.

2. FTE Networks, Inc. shall issue common shares to Niagara Nominee, LP equal to 5% of the outstanding shares, on a fully diluted basis, as soon as practical upon delivery of the loan amount to FTE Network, Inc. This share issuance shall not be diluted by FTE Networks, Inc. due to any new stock grants that occur within the next 180 days. For the avoidance of doubt, this anti-dilution protection applies only to this grant of shares and Niagara Nominee, LP is expecting to receive 5% ownership of the company for this grant of shares. Niagara Nominee, LP is an existing shareholder of FTE Networks, Inc. and this 5% grant of shares shall be in addition to the ownership that Niagara Nominee, LP currently owns in the company.

3. $3,000 payable for closing fees to LeoGroup Private Investment Access, LLC.